UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2009

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01.    Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of William Lyon Homes (the “Company”) recently conducted a competitive process to determine the Company’s independent registered public accounting firm. As a result of this process, on July 16, 2009, the Audit Committee approved the engagement of Windes & McClaughry Accountancy Corporation (“Windes”) as the Company’s independent registered public accounting firm.

Also, on July 16, 2009, the Audit Committee resolved to dismiss Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm, and E&Y was notified of this action on July 17, 2009.

During the fiscal years ended December 31, 2007 and December 31, 2008, and the subsequent interim period through July 16, 2009, the Company had (i) no disagreements, within the meaning of Item 304(a)(1)(v) of Regulation S-K, with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to E&Y’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that E&Y advised the Company and the Audit Committee of the material weakness as existing as of December 31, 2008 and disclosed in its Annual Report on Form 10-K for the year ended December 31, 2008, as follows:

During the year ended December 31, 2008, the Company reviewed all of its homebuilding projects and land held for development for indicators of impairment, both of which are included in real estate inventories on the Company’s consolidated balance sheets. The Company assesses projects for impairment in accordance with Statement No. 144, Accounting for the Impairment of Long-Lived Assets, which requires impairment losses to be recorded on real estate inventories when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the project are less than the carrying amount. The assumptions and judgments used by the Company in the estimation process to determine the future undiscounted cash flows of a project and its fair value are inherently uncertain and require a substantial degree of judgment. The Company’s assumptions include, but are not limited to: (i) estimated sales prices, including sales incentives, (ii) anticipated sales absorption rates and sales volume, (iii) project costs incurred to date and the estimated future costs of the project, (iv) the carrying costs related to the time a project is actively selling until it closes the final unit in the project, and (v) alternative strategies including selling the land to a third party or temporarily suspending development on the project. Each project has different assumptions and is based on management’s assessment of the current market conditions that exist in each project location.

Controls over the period-end financial reporting process for the validity of assumptions used for the estimated sales price on two projects were not effective. This resulted in a significant additional impairment adjustment to the Company’s consolidated financial statements at December 31, 2008. Specifically, controls were not effective to ensure accounting estimates based on these estimated sales prices were appropriately reviewed, analyzed and challenged by management on a timely basis.

The Company has authorized E&Y to respond fully to the inquiries of Windes concerning this matter.

E&Y’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles, except that each such report noted that E&Y had not been engaged to perform an audit of the Company’s internal controls over financial reporting and, accordingly, expressed no opinion on the effectiveness of the Company’s internal control over financial reporting. Pursuant to temporary rules of the Securities and Exchange Commission, the Company’s internal controls for the applicable periods were not subject to audit by the Company’s registered public accounting firm.

During the fiscal years ended December 31, 2007 and December 31, 2008, and the subsequent interim period through July 15, 2009, neither the Company nor anyone on its behalf has consulted with Windes regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided to E&Y a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested that E&Y furnish the Company with a letter addressed to the SEC stating whether or not E&Y agrees with the above statements. A copy of such letter, dated July 20, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 20, 2009.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009

WILLIAM LYON HOMES

By:	/S/ COLIN T. SEVERN
Name: Its:	Colin T. Severn Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 20, 2009.